Exhibit 32.1

Certification Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

I, Randolph Gress, certify that:

1. the accompanying Quarterly Report on Form 10-Q for the period ended March 31, 2010 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Innophos, Inc. at the dates and for the periods indicated.

A signed original of this written statement required by Section 906 has been provided Innophos, Inc. and will be retained by Innophos, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Date: May 7, 2010

/s/ RANDOLPH GRESS
Randolph Gress Chief Executive Officer and Director (Principal Executive Officer)

The foregoing certification is being furnished solely pursuant to the requirements of 18 U.S.C. § 1350 and is not being filed as a part of the Report or as a separate disclosure document.